UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 14, 2006

FIRST ADVANTAGE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

Delaware	001-31666	61-1437565
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Progress Plaza, Suite 2400

St. Petersburg, Florida 33701

(Address of principal executive offices)

(727) 214-3411

(Registrant’s telephone number)

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Report

First Advantage Corporation’s (the “Company”) Audit Committee, upon recommendation of management of the Company, concluded that its previously filed financial statements for the years ended December 31, 2004, 2003, and 2002, and for the quarters ended March 31 and June 30, 2005 and 2004 should not be relied upon because payments that were made to certain vendors in the occupational health division of the Company’s Employer Services segment were not properly accrued for during those periods, and were, in fact, under accrued.

The Company will amend its annual report on Form 10-K for the year ended December 31, 2004 and its quarterly reports on Form 10-Q for the quarters ended March 31, 2005, and June 30, 2005, to correct the financial information for the years ended December 31, 2004, 2003 and 2002 and the first two quarters of 2005 and 2004. The financial statements included in these filings are those of the Company prior to its acquisition of the Credit Information Group of The First American Corporation which as described in the Company’s Form 10-Q for the quarter ended September 30, 2005 was accounted for as a combination of entities under common control, resulting in a new reporting entity.

The Company anticipates that the impact will result in a reduction of net income for the years ended December 31, 2004, 2003 and 2002 of approximately $748,000, $452,000 and $531,000, respectively and in a reduction of net income for the first and second quarters of 2005 and 2004 of $194,000 and $270,000 and $108,000 and $282,000, respectively.

The Audit Committee and management of the Company discussed with the Company’s independent registered certified public accounting firm the matters disclosed in this Item 4.02(a) of this current report on Form 8-K. The amended financial statements for the aforementioned periods will be filed by the Company in the near future.

This Current Report on Form 8-K may contain statements that are forward-looking statements and information based on the current expectations of the Company’s management. Such statements include, but are not limited to, plans, projections and estimates regarding (i) the impact of the under accrual on net income and (ii) the Company’s filings with the SEC. The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our control and difficult to predict. We believe these forward-looking statements to be reasonable; however, undue reliance should not be replaced on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update any of them in light of new information or future events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST ADVANTAGE CORPORATION

Date: March 15, 2006	By	/s/ John Lamson
	Name	John Lamson
	Title	Executive Vice President and Chief Financial Officer